Exhibit 99.1

Contacts:	Michael Mitchell (Media)	Shep Dunlap (Investors)
	+1-847-943-5678	+1-847-943-5454
	news@mdlz.com	ir@mdlz.com

Mondelēz International Outlines Priorities

and Reaffirms Outlook at CAGNY

BOCA RATON, Fla. – Feb. 20, 2018 – At the Consumer Analyst Group of New York (CAGNY) conference today, executives of Mondelēz International highlighted the company’s priorities for the year, including delivering its 2018 business plan with excellence and completing a comprehensive strategic business review designed to deliver sustainable shareholder value in the years to come.

Chief Executive Officer Dirk Van de Put outlined several areas of focus that will be important as the company develops its future strategic framework: putting consumers first, leveraging Power Brands, solidifying an omnichannel presence and executing with excellence.

“We’re taking a fresh approach, challenging existing thinking and exploring new ideas and ways to win,” he said. “More than ever, the consumer needs to be at the center of what we do. Today’s consumers eat differently, shop differently and seek different experiences. Since consumers are changing fast, we have to be more nimble, innovative and forward-looking than ever before.”

Van de Put continued: “The key to unlocking more value for shareholders is to get two things right: putting the consumer at the center of everything we do and executing with excellence every day, in every store. If we do that, I’m confident we’ll deliver sustainable, profitable growth.”

Brian Gladden, Chief Financial Officer, underscored the company’s strong bottom-line performance over the past four years, including a 600-basis-point increase in Adjusted Operating Income1 margin and 18 percent CAGR in Adjusted EPS1 at constant currency. Gladden highlighted how the company’s Supply Chain Reinvention program and Zero-Based Budgeting approach significantly contributed to delivering this performance.

“We’ve built a core competency in cost management, and this will benefit us moving forward,” Gladden said. “Cost efficiencies will continue to be a fundamental part of our playbook, and we’re confident there are additional opportunities to improve margin performance and fund growth initiatives.”

Reaffirming 2018 Outlook

During today’s presentation, the company reaffirmed its 2018 outlook, including:

•	Organic Net Revenue growth[1] of 1 to 2 percent

•	Adjusted Operating Income margin of approximately 17 percent

•	Double-digit Adjusted EPS growth on a constant-currency basis

•	Free Cash Flow[1] of approximately $2.8 billion

A live audio webcast of today’s CAGNY presentation will be available in the investors section of the company’s website (www.mondelezinternational.com), and an archived replay of the presentation with accompanying slides will be available on the website following the webcast. The company will be live tweeting from the event at www.twitter.com/MDLZ.

About Mondelēz International

Mondelēz International, Inc. (NASDAQ: MDLZ) is building the best snacking company in the world, with 2017 net revenues of approximately $26 billion. Creating more moments of joy in approximately 160 countries, Mondelēz International is a world leader in biscuits, chocolate, gum, candy and powdered beverages, featuring global Power Brands such as Oreo and belVita biscuits; Cadbury Dairy Milk and Milka chocolate; and Trident gum. Mondelēz International is a proud member of the Standard and Poor’s 500, Nasdaq 100 and Dow Jones Sustainability Index. Visit www.mondelezinternational.com or follow the company on Twitter at www.twitter.com/MDLZ.

End Note

1.	Organic Net Revenue, Adjusted Operating Income (and Adjusted Operating Income margin), Adjusted EPS, Free Cash Flow and presentation of amounts in constant currency are non-GAAP financial measures. Please see the section below regarding GAAP to non-GAAP reconciliations on the company’s outlook.

Outlook

The company’s outlook for 2018 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS growth on a constant currency basis and Free Cash Flow are non-GAAP financial measures that exclude or otherwise adjust for items impacting comparability of financial results such as the impact of changes in foreign currency exchange rates, restructuring activities, acquisitions and divestitures. The company is not able to reconcile its full year 2018 projected Organic Net Revenue growth to its full year 2018 projected reported net revenue growth because the company is unable to predict the 2018 impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2018 projected Adjusted Operating Income margin to its full year 2018 projected reported operating income margin because the company is unable to predict the timing of its Restructuring Program costs, mark-to-market impacts from commodity and forecasted currency transaction derivative contracts and impacts from potential acquisitions or divestitures. The company is not able to reconcile its full year 2018 projected Adjusted EPS growth on a constant currency basis to its full year 2018 projected reported diluted EPS growth because the company is unable to predict the timing of its Restructuring Program costs, mark-to-market impacts from commodity and forecasted currency derivative contracts, impacts from potential acquisitions or divestitures as well as the impact of foreign exchange due to the unpredictability of future changes in foreign exchange rates, which could be material as a significant portion of the company’s operations are outside the U.S. The company is not able to reconcile its full year 2018 projected Free Cash Flow to its full year 2018 projected net cash from operating activities because the company is unable to predict the timing and amount of capital expenditures impacting cash flow. Therefore, because of the uncertainty and variability of the nature and amount of future adjustments, which could be significant, the company is unable to provide a reconciliation of these measures without unreasonable effort.

Forward-Looking Statements

This press release contains a number of forward-looking statements. Words, and variations of words, such as “will,” “expect,” “deliver,” “designed,” “outlook” and similar expressions are intended to identify the company’s forward-looking statements, including, but not limited to, statements about: the company’s future performance, including its future revenue growth, earnings per share, margins and cash flow; the company’s cost management efforts; the company’s strategy and strategic review; value creation for shareholders; and the company’s outlook, including 2018 Organic Net Revenue growth, Adjusted Operating Income margin, Adjusted EPS and Free Cash Flow. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the company’s control, which could cause the company’s actual results to differ materially from those indicated in the company’s forward-looking statements. Such factors include, but are not limited to, risks from operating globally including in emerging markets; changes in currency exchange rates, controls and restrictions; continued volatility of commodity and other input costs; weakness in economic conditions; weakness in consumer spending; pricing actions; tax matters including changes in tax rates and laws, disagreements with taxing authorities and imposition of new taxes; use of information technology and third party service providers; unanticipated disruptions to the company’s business; competition; the restructuring program and the company’s other transformation initiatives not yielding the anticipated benefits; and changes in the assumptions on which the restructuring program is based. Please also see the company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, including the company’s most recently filed Annual Report on Form 10-K. Mondelēz International disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law or regulation.

Mondelēz International, Inc. and Subsidiaries

Reconciliation of GAAP and Non-GAAP Financial Measures

(Unaudited)

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”). However, management believes that also presenting certain non-GAAP financial measures provides additional information to facilitate comparison of the company’s historical operating results and trends in its underlying operating results, and provides additional transparency on how the company evaluates its business. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the company’s performance. The company also believes that presenting these measures allows investors to view its performance using the same measures that the company uses in evaluating its financial and business performance and trends.

The company considers quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of its ongoing financial and business performance and trends. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. See below for a description of adjustments to the company’s U.S. GAAP financial measures included herein.

Non-GAAP information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, the company’s non-GAAP financial measures may not be the same as or comparable to similar non-GAAP measures presented by other companies.

Because GAAP financial measures on a forward-looking basis are not accessible and reconciling information is not available without unreasonable effort, the company has not provided that information with regard to the non-GAAP financial measures in the company’s outlook. Refer to the Outlook section above for more details.

DEFINITIONS OF THE COMPANY’S NON-GAAP FINANCIAL MEASURES

The company’s non-GAAP financial measures and corresponding metrics reflect how the company evaluates its operating results currently and provide improved comparability of operating results. As new events or circumstances arise, these definitions could change. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis (1).

•	“Organic Net Revenue” is defined as net revenues excluding the impacts of acquisitions; divestitures (2); the historical global coffee business (3); the historical Venezuelan operations; accounting calendar changes; and currency rate fluctuations (4). The company believes that Organic Net Revenue reflects the underlying growth from the ongoing activities of its business and provides improved comparability of results. The company also evaluates Organic Net Revenue growth from emerging markets and its Power Brands.

•	“Adjusted Operating Income” is defined as operating income excluding the impacts of the 2012-2014 Restructuring Program (5); the 2014-2018 Restructuring Program (5); Venezuela remeasurement and deconsolidation losses and historical operating results; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related integration and acquisition costs; the JDE coffee business transactions (3) gain and net incremental costs; the operating results of divestitures (2); the historical global coffee business operating results (3); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6); equity method investment earnings historically reported within operating income (7); benefits from resolution of tax matters (8); CEO transition remuneration (9); and incremental expenses related to the malware incident. The company also presents “Adjusted Operating Income margin”, which is subject to the same adjustments as Adjusted Operating Income. The company believes that Adjusted Operating Income and Adjusted Operating Income margin provide improved comparability of underlying operating results. The company also evaluates growth in the company’s Adjusted Operating Income on a constant currency basis (4).

•	“Adjusted EPS” is defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of the 2012-2014 Restructuring Program (5); the 2014-2018 Restructuring Program (5); Venezuela remeasurement and deconsolidation losses and historical operating results; losses on debt extinguishment and related expenses; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related integration and acquisition costs; the JDE coffee business transactions (3) gain, transaction hedging gains or losses and net incremental costs; gain on equity method investment transactions; net earnings from divestitures (2); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (6); gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; benefits from resolution of tax matters (8); CEO transition remuneration (9); incremental expenses related to the malware incident; and U.S. tax reform discrete impacts (10). Similarly, within Adjusted EPS, the company’s equity method investment net earnings exclude its proportionate share of its investees’ unusual or infrequent items (11). The tax impact of each of the items excluded from the company’s GAAP results was computed based on the facts and tax assumptions associated with each item and such impacts have also been excluded from Adjusted EPS. The company believes that Adjusted EPS provides improved comparability of underlying operating results. The company also evaluates growth in the company’s Adjusted EPS on a constant currency basis (4).

•	“Free Cash Flow” is defined as net cash provided by operating activities less capital expenditures. As Free Cash Flow is the company’s primary measure used to monitor its cash flow performance, the company believes this non-GAAP measure provides investors additional useful information when evaluating its cash from operating activities.

(1)	When items no longer impact the company’s current or future presentation of non-GAAP operating results, the company removes these items from its non-GAAP definitions. During 2017, the company added to the non-GAAP definitions the exclusion of: benefits from the resolution of tax matters (see footnote (8) below), CEO transition remuneration (see footnote (9) below), incremental expenses related to the malware incident and the U.S. tax reform discrete items (see footnote (10) below).
(2)	Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement.
(3)	The company continues to have an ongoing interest in the legacy coffee business it deconsolidated in 2015 as part of the JDE coffee business transactions. For historical periods prior to the July 15, 2015 coffee business deconsolidation, the company has reclassified any net revenue or operating income from the historical coffee business and included them where the coffee equity method investment earnings are presented within Adjusted EPS. As such, Organic Net Revenue and Adjusted Operating Income in all periods do not include the results of the company’s legacy coffee businesses, which are shown within Adjusted EPS only.

(4)	Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.
(5)	Non-GAAP adjustments related to the 2014-2018 Restructuring Program reflect costs incurred that relate to the objectives of the company’s program to transform its supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments. Refer to the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for more information on the 2012-2014 Restructuring Program.
(6)	During the third quarter of 2016, the company began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from its non-GAAP earnings measures until such time that the related exposures impact its operating results. Since the company purchases commodity and forecasted currency contracts to mitigate price volatility primarily for inventory requirements in future periods, the company made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of its underlying operating performance across periods. The company also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of the company’s underlying operating results, the company has recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.
(7)	Historically, the company has recorded income from equity method investments within its operating income as these investments operated as extensions of the company’s base business. Beginning in the third quarter of 2015, the company began to record the earnings from its equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of its coffee business. Refer to Note 1, Summary of Significant Accounting Policies, in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 for more information.
(8)	During 2017, the company recorded benefits from the reversal of tax liabilities in connection with the resolution of a Brazilian indirect tax matter and settlement of pre-acquisition Cadbury tax matters. Refer to Note 12, Commitments and Contingencies—Tax Matters, in the company’s Annual Report on Form 10-K for the year ended December 31, 2017 for additional information.
(9)	On November 20, 2017, Dirk Van de Put succeeded Irene Rosenfeld as CEO of Mondelēz International in advance of her retirement at the end of March 2018. In order to incent Mr. Van de Put to join the company, the company provided him compensation with a total combined target value of $42.5 million to make him whole for incentive awards he forfeited or grants that were not made to him when he left his former employer. The compensation the company granted took the form of cash, deferred stock units, performance share units and stock options. In connection with Irene Rosenfeld’s retirement, the company made her outstanding grants of performance share units for the 2016-2018 and 2017-2019 performance cycles eligible for continued vesting and approved a $0.5 million salary for her service as Chairman from January through March 2018. The company refers to these elements of Mr. Van de Put’s and Ms. Rosenfeld’s compensation arrangements together as “CEO transition remuneration.” The company is excluding amounts it expenses as CEO transition remuneration from its 2017 and future non-GAAP results because those amounts are not part of the company’s regular compensation program and are incremental to amounts the company would have incurred as ongoing CEO compensation. As a result, in 2017, the company excluded amounts expensed for the cash payment to Mr. Van de Put and partial vesting of his equity grants. In 2018, the company expects to exclude amounts paid for Ms. Rosenfeld’s service as Chairman and partial vesting of Mr. Van de Put’s and Ms. Rosenfeld’s equity grants.
(10)	On December 22, 2017, the United States enacted tax reform legislation that included a broad range of business tax provisions. As further detailed in Note 14, Income Taxes, in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, the company’s accounting for the new tax legislation is not complete and the company has made reasonable estimates for some tax provisions. The company excluded the discrete U.S. tax reform impacts from its Adjusted EPS as they do not reflect its ongoing tax obligations under U.S. tax reform.
(11)

The company has excluded its proportionate share of its equity method investees’ unusual or infrequent items, such as acquisitions and divestiture related costs, restructuring program costs and discrete U.S. tax reform impacts, in order to provide investors with a comparable view of its performance across periods. Although the company has shareholder rights and board representation commensurate with its ownership interests in its equity method investees and reviews the underlying operating results and unusual or infrequent items with them each reporting period, the company does not have direct control over the operations or resulting revenue and expenses. The company’s use of equity method investment net earnings on an adjusted basis is not intended to imply that the company has any such control. The company’s GAAP “diluted EPS attributable to Mondelēz International from continuing operations” includes all of its investees’ unusual and infrequent items.

ITEMS IMPACTING COMPARABILITY OF OPERATING RESULTS

For descriptions of the items impacting the comparability of the company’s operating results, please refer to the company’s historical earnings releases located at www.mondelezinternational.com/investors.

GAAP to Non-GAAP Reconciliation

Operating Income To Adjusted Operating Income

(in millions of U.S. dollars) (Unaudited)

	For the Twelve Months Ended December 31, 2013			For the Twelve Months Ended December 31, 2014			For the Twelve Months Ended December 31, 2015			For the Twelve Months Ended December 31, 2016			For the Twelve Months Ended December 31, 2017
	Net Revenues	Operating Income	Operating Income Margin	Net Revenues	Operating Income	Operating Income Margin	Net Revenues	Operating Income	Operating Income Margin	Net Revenues	Operating Income	Operating Income Margin	Net Revenues	Operating Income	Operating Income Margin
Reported (GAAP)	$35,299	$3,971	11.2%	$34,244	$3,242	9.5%	$29,636	$8,897	30.0%	$25,923	$2,569	9.9%	$25,896	$3,506	13.5%
Spin-Off Costs	—	62		—	35		—	—		—	—		—	—
2012-2014 Restructuring Program costs	—	330		—	459		—	(4)		—	—		—	—
2014-2018 Restructuring Program costs	—	—		—	381		—	1,002		—	1,086		—	792
Integration Program and other acquisition integration costs	—	220		—	(4)		—	9		—	7		—	3
Net Benefit from Indemnification Resolution	—	(336)		—	—		—	—		—	—		—	—
Remeasurement of net monetary assets in Venezuela	—	54		—	167		—	11		—	—		—	—
Loss on deconsolidation of Venezuela	—	—		—	—		—	778		—	—		—	—
Gain on sale of intangible asset	—	—		—	—		—	—		—	(15)		—	—
Intangible asset impairment charges	—	—		—	57		—	71		—	137		—	109
Benefits from resolution of tax matters	—	—		—	—		—	—		—	—		—	(209)
Malware incident incremental expenses	—	—		—	—		—	—		—	—		—	84
CEO transition remuneration	—	—		—	—		—	—		—	—		—	14
Income / costs associated with the JDE coffee business transactions	—	—		—	77		—	278		—	(2)		—	—
Historical Venezuelan operations	(795)	(192)		(760)	(175)		(1,217)	(281)		—	—		—	—
Historical coffee business	(3,904)	(700)		(3,776)	(646)		(1,627)	(342)		—	—		—	—
Operating income from divestitures	(1,006)	(198)		(831)	(204)		(695)	(182)		(653)	(153)		(270)	(61)
Gain on the JDE coffee business transactions	—	—		—	—		—	(6,809)		—	—		—	—
Divestiture-related costs	—	—		—	—		—	—		—	86		—	31
Net gain on acquisition and divestitures	—	(30)		—	—		—	(13)		—	(9)		—	(186)
Acquisition-related costs	—	2		—	2		—	8		—	1		—	—
Reclassification of equity method investment earnings	—	(101)		—	(104)		—	(51)		—	—		—	—
Mark-to-market gains / losses from derivatives	—	(43)		—	73		—	(56)		—	94		—	96
Rounding	—	—		—	—		—	—		—	1		—	(1)

Adjusted (Non-GAAP)	$29,594	$3,039	10.3%	$28,877	$3,360	11.6%	$26,097	$3,316	12.7%	$25,270	$3,802	15.0%	$25,626	$4,178	16.3%

GAAP to Non-GAAP Reconciliation

Diluted EPS to Adjusted EPS

(Unaudited)

For the Twelve Months Ended December 31,	2014	2013	% Change	2015	2014	% Change	2016	2015	% Change	2017	2016	% Change	CAGR 2014-2017
Diluted EPS attributable to Mondelēz International (GAAP)	$1.28	$2.19	(41.6)%	$4.44	$1.28	246.9%	$1.05	$4.44	(76.4)%	$1.91	$1.05	81.9%	(3.4)%
Discontinued operations	—	0.90		—	—		—	—		—	—

Diluted EPS attributable to Mondelēz International from continuing operations	$1.28	$1.29	(0.8)%	$4.44	$1.28	246.9%	$1.05	$4.44	(76.4)%	$1.91	$1.05	81.9%	10.3%
Spin-Off Costs	0.01	0.02		—	0.01		—	—		—	—
2012-2014 Restructuring Program costs	0.21	0.14		—	0.21		—	—		—	—
2014-2018 Restructuring Program costs	0.16	—		0.45	0.16		0.51	0.45		0.39	0.51
Integration Program and other acquisition integration costs	—	0.10		—	—		0.01	—		—	0.01
Net Benefit from Indemnification Resolution	—	(0.20)		—	—		—	—		—	—
Remeasurement of net monetary assets in Venezuela	0.09	0.03		0.01	0.09		—	0.01		—	—
Residual Tax Associated with Starbucks Arbitration	—	(0.02)		—	—		—	—		—	—
Loss on deconsolidation of Venezuela	—	—		0.48	—		—	0.48		—	—
Gain on sale of intangible asset	—	—		—	—		(0.01)	—		—	(0.01)
Intangible asset impairments charges	0.02	—		0.03	0.02		0.06	0.03		0.05	0.06
Income / costs associated with the JDE coffee business transactions	(0.19)	—		(0.01)	(0.19)		—	(0.01)		—	—
Gain on the JDE coffee business transactions	—	—		(4.05)	—		—	(4.05)		—	—
Loss related to interest rate swaps	—	—		0.01	—		0.04	0.01		—	0.04
Benefits from resolution of tax matters	—	—		—	—		—	—		(0.13)	—
Malware incident incremental expenses	—	—		—	—		—	—		0.04	—
CEO transition renumeration	—	—		—	—		—	—		0.01	—
Net benefit from U.S. tax reform	—	—		—	—		—	—		(0.04)	—
Net earnings from Venezuelan subsidiaries	(0.05)	(0.07)		(0.10)	(0.05)		—	(0.10)		—	—
Net earnings from divestiture	(0.10)	(0.09)		(0.07)	(0.10)		(0.08)	(0.07)		(0.03)	(0.08)
Gains on acquisition and divestitures, net	—	(0.04)		—	—		—	—		(0.11)	—
Acquistion-related costs	—	0.01		—	—		—	—		—	—
Loss on divestiture	—	—		0.01	—		—	0.01		—	—
Divestiture-related costs	—	—		—	—		0.05	—		0.02	0.05
Equity method investee acquisition-related and other adjustments	—	—		0.07	—		0.04	0.07		(0.01)	0.04
Gain on equity method investment exchange	—	—		—	—		(0.03)	—		(0.02)	(0.03)
Loss on debt extinguishment and related expenses	0.18	0.22		0.29	0.18		0.17	0.29		—	0.17
Mark-to-market gains / losses from derivatives	0.03	(0.02)		(0.03)	0.03		0.05	(0.03)		0.06	0.05

Adjusted EPS (Non-GAAP)	$1.64	$1.37	19.7%	$1.53	$1.64	(6.7)%	$1.86	$1.53	21.6%	$2.14	$1.86	15.1%	11.8%
Impact of unfavorable currency	0.07	—		0.27	—		0.06	—		(0.01)	—

Adjusted EPS @ Constant FX (Non-GAAP)	$1.71	$1.37	24.8%	$1.80	$1.64	9.8%	$1.92	$1.53	25.5%	$2.13	$1.86	14.5%	18.5%